UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

DOLLAR TREE, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway

Chesapeake, VA 23320

(Address of Principal Executive Offices and Zip Code)

(757) 321-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on July 27, 2014, Dollar Tree, Inc. (the “Company”), Family Dollar Stores, Inc. (“Family Dollar”) and Dime Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Original Agreement”), as amended by Amendment No. 1 dated as of September 4, 2014 (“Amendment No.1”) (the Original Agreement and Amendment No.1, together, the “Merger Agreement”).  On July 6, 2015 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Family Dollar, with Family Dollar becoming a direct, wholly owned subsidiary of the Company (the “Merger”).  The Merger is more fully described in Item 2.01 below.  In connection with the Merger, the Company completed additional corporate and financing activities, which are more fully described in this Item 1.01.

Senior Notes Supplemental Indentures

As previously disclosed, on February 23, 2015, Family Tree Escrow, LLC (the “Escrow Issuer”), a wholly owned subsidiary of the Company, completed an offering of $750,000,000 aggregate principal amount of its 5.250% senior notes due 2020 (the “2020 Notes”) and $2,500,000,000 aggregate principal amount of its 5.750% senior notes due 2023 (the “2023 Notes”, and together with the 2020 notes, the “Notes”).  The proceeds of the issuance of the Notes were placed into escrow pending consummation of the Merger.

The 2020 Notes, which mature on March 1, 2020, were issued pursuant to an indenture, dated as of February 23, 2015, between the Escrow Issuer and U.S. Bank National Association, as trustee (the “Initial 2020 Notes Indenture”). The 2023 Notes, which mature on March 1, 2023, were issued pursuant to an indenture, dated as of February 23, 2015, between the Escrow Issuer and U.S. Bank National Association, as trustee (the “Initial 2023 Notes Indenture”, and together with the Initial 2020 Notes Indenture, the “Initial Indentures”).  The Initial Indentures are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2015, which description is incorporated herein by reference.

On July 6, 2015, in connection with the consummation of the Merger, the Escrow Issuer was merged with and into the Company, with the Company as the surviving entity, the net proceeds from the issuance and sale of the Notes were released from escrow and used to fund a portion of the cash consideration for the Merger, and the Company and certain of the Company’s direct and indirect wholly owned domestic subsidiaries, including Family Dollar and certain of its subsidiaries (the “Guarantors”), and U.S. Bank National Association, as trustee, entered into a supplemental indenture to the Initial 2020 Notes Indenture (the “2020 Notes Supplemental Indenture”) and a supplemental indenture to the Initial 2023 Notes Indenture (the “2023 Notes Supplemental Indenture”, and together with the 2020 Notes Supplemental Indenture, the “Supplemental Indentures”; the Supplemental Indentures, together with the Initial Indentures, the “Indentures”), pursuant to which the Company assumed the obligations of the Escrow Issuer under the Notes and the Initial Indentures and the Guarantors jointly and severally, fully and unconditionally guaranteed the Notes on a senior unsecured basis.

The description of the Indentures contained herein is not intended to be complete and is qualified in its entirety by reference to the full texts of the Initial Indentures, which were filed with the SEC as Exhibit 4.1 and Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2015, and of the Supplemental Indentures, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, each of which are incorporated herein by reference.

Registration Rights

As previously disclosed, on February 23, 2015, the Escrow Issuer and the Company entered into a registration rights agreement related to the 2020 Notes and a registration rights agreement related to the 2023 Notes (together the “Registration Rights Agreements”), each with J.P. Morgan Securities LLC, as representative of the initial purchasers of the Notes, under which they agreed to use commercially reasonable efforts to register with the SEC a registration statement relating to an offer to exchange each of the 2020 Notes and the 2023 Notes for registered notes with substantially identical terms in all material respects, and to have such registration statement declared effective under the Securities Act on or prior to the 365 days after the consummation of the Merger.  Concurrently with the closing of the Merger, the Guarantors executed joinders to each of the Registration Rights Agreements (the “Registration Rights Agreement Joinders”) to become parties thereto.

The foregoing description of the Registration Rights Agreements and the Registration Rights Agreement Joinders is qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are attached as Exhibit 4.3 and Exhibit 4.4 to the Form 8-K filed by the Company with the SEC on February 23, 2015, and the full text of the Registration Rights Agreement Joinders, which are attached as Exhibit 4.3 and Exhibit 4.4 to this Form 8-K, each of which are incorporated herein by reference.

Senior Secured Credit Facilities

As previously disclosed, on March 9, 2015, the Escrow Issuer, entered into a credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent, providing for $6,200 million in senior secured credit facilities (the “New Senior Secured Credit Facilities”) consisting of a $1,250 million revolving credit facility (the “New Revolving Credit Facility”) and $4,950 million of term loan facilities (the “New Term Loan Facilities”). The New Term Loan Facilities initially consisted of a $1,000 million Term Loan A tranche and a $3,950 million Term Loan B tranche.  On March 9, 2015, the proceeds of the borrowings under the Term Loan B tranche were deposited in an escrow account and were held in escrow until the Closing Date.

As previously disclosed, on June 11, 2015, the Escrow Issuer amended the terms of the New Senior Secured Credit Facilities to refinance the existing $3,950 million Term Loan B tranche with $3,300 million in aggregate principal amount of floating-rate Term B-1 Loans and $650 million in aggregate principal amount of fixed-rate Term B-2 Loans.

On the Closing Date, the Escrow Issuer merged with and into the Company, with the Company as the surviving entity, the Company became the borrower under the New Senior Secured Credit Facilities and the Guarantors (as defined above) unconditionally guaranteed the Company’s obligations under the New Senior Secured Credit Facilities.  In addition, the term loan proceeds that were deposited in escrow were released, and the Company borrowed $1,000 million in term loans under the Term Loan A Facility, which amounts were used, among other things, to finance the Merger and the repayment of various existing debt obligations of the Company and Family Dollar.

The obligations under the New Senior Secured Credit Facilities are secured by substantially all of the assets of the Company and the Guarantors, subject to certain exceptions, pursuant to a collateral agreement, dated as of the Closing Date, among the Company, the Guarantors, and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agreement”). The Collateral Agreement also provides that the assets of the Company and the Guarantors that secure the obligations under the New Senior Secured Credit Facilities shall also equally and ratably secure Family Dollar’s obligations under its $300 million in aggregate principal amount of notes issued pursuant to that certain Indenture, dated as of January 28, 2011, as supplemented by the First Supplemental Indenture, dated as of January 28, 2011, in each case, between Family Dollar and U.S. Bank National Association, as trustee, to the extent required thereby.

The New Senior Secured Credit Facilities are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2015, and the Company’s Current Report on 8-K filed with the SEC on June 12, 2015, which descriptions are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On the Closing Date, the Company paid in full all amounts owing under that certain Credit Agreement, dated as of June 6, 2012 (the “Existing Dollar Tree Credit  Agreement”) by and among the Company, Dollar Tree Stores, Inc., the guarantors party thereto, the several banks and other financial institutions party thereto and Wells

Fargo Bank, National Association, as Administrative Agent and terminated all commitments to extend further credit thereunder.

On the Closing Date, Dollar Tree Stores, Inc. also prepaid in full its $300,000,000 in aggregate principal amount of 4.03% Series A Senior Notes due September 16, 2020, (ii) $350,000,000 in aggregate principal amount of 4.63% Series B Senior Notes due September 16, 2023 and (iii) $100,000,000 in aggregate principal amount of 4.78% Series C Senior Notes due September 16, 2025, issued pursuant to that certain Note Purchase Agreement, dated as of September 16, 2013 (as amended on January 20, 2015, the “Dollar Tree NPA”) among the Company, Dollar Tree Stores, Inc., and the Purchasers party thereto, plus accrued and unpaid interest thereon and a make-whole premium of approximately $89.45 million determined in accordance with the provisions of the Dollar Tree NPA plus additional interest in accordance with the provisions of the First Amendment to the Dollar Tree NPA.

On the Closing Date, Family Dollar paid in full all amounts owing under that certain Amended and Restated 5-Year Credit Agreement, dated as of November 13, 2013 (the “Family Dollar 5-Year Credit Agreement”), by and among Family Dollar, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and that certain Amended and Restated 4-Year Credit Agreement, dated as of November 13, 2013 (the “Family Dollar 4-Year Credit Agreement” and together with the Family Dollar 5-Year Credit Agreement, the “Family Dollar Credit Agreements”), by and among Family Dollar, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and terminated all commitments to extend further credit thereunder.

On the Closing Date, Family Dollar also prepaid in full its outstanding $169,000,000 in aggregate principal amount of 5.41% Series 2005-A Senior Notes due September 27, 2015 and $16,200,000 in aggregate principal amount of 5.24% Series 2005-A Senior Notes due September 27, 2015, issued pursuant to that certain Note Purchase Agreement dated as of September 27, 2005 (as amended on November 17, 2010 and June 19, 2015, the “Family Dollar NPA”), among Family Dollar, Family Dollar, Inc. and the Purchasers party thereto, plus accrued and unpaid interest thereon and a make-whole premium of approximately $2.0 million determined in accordance with the provisions of the Family Dollar NPA plus additional interest in accordance with the provisions of the Second Amendment to the Family Dollar NPA.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on July 6, 2015, the Company completed the Merger.  At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.10 per share, of Family Dollar, other than (i) any shares of Family Dollar common stock held by Family Dollar, the Company or Merger Sub at the Effective Time, which were cancelled and ceased to exist, with no consideration delivered in exchange therefor, and (ii) shares of Family Dollar common stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive, without interest (1) $59.60 in cash and (2) 0.2484 of a share of common stock, par value $0.01 per share, of the Company, plus cash in lieu of fractional shares (the “Merger Consideration”).

As of the Effective Time, each outstanding performance share right in respect of shares of Family Dollar common stock (“Family Dollar PSR”) was cancelled in exchange for the right of the holder to receive the Merger Consideration, as determined based on the product of (i) the number of shares of Family Dollar common stock deemed to be earned under the Family Dollar PSR based on the greater of (x) the deemed achievement of all relevant performance goals at target level and (y) the actual level of achievement of all relevant performance goals against target as of Family Dollar’s last fiscal quarter end preceding the Effective Time  and (ii) a fraction, (x) the numerator of which is the number of days within the performance period of such Family Dollar PSR that have elapsed prior to the Closing Date and (y) the denominator of which is the total number of days within the performance period of such Family Dollar PSR (the “PSR Payment”).  The aggregate amount paid by Dollar Tree for the Merger Consideration and PSR Payment was approximately $6.8 billion in cash and 28.5 million in shares of Dollar Tree common stock, which had a value of approximately $2.2 billion based on the closing price of Dollar Tree common stock on the Nasdaq on July 2, 2015.

In addition, at the Effective Time:

•                  each option to purchase Family Dollar common stock (“Family Dollar Option”) that was outstanding as of immediately prior to the Merger was converted into an option to purchase, on the same substantive terms and conditions as were applicable to each such Family Dollar Option, a number of shares of common stock of the Company determined by multiplying the number of shares of Family Dollar common stock subject to such Family Dollar Option by 1.0000 (the “Award Exchange Ratio”), at an exercise price per share equal to the per share exercise price for the shares of Family Dollar common stock otherwise purchasable pursuant to the Family Dollar Option divided by the Award Exchange Ratio; and

•                  each restricted stock unit (“RSU”) in respect of Family Dollar common stock (“Family Dollar RSU”) that was outstanding as of immediately prior the Merger (other than Family Dollar PSRs) was converted into an RSU, with the same substantive terms and conditions as were applicable to each such Family Dollar RSU, in respect of a number of shares of common stock of the Company determined by multiplying the number of shares of Family Dollar common stock subject to the Family Dollar RSU by the Award Exchange Ratio.

The Company funded the cash portion of the Merger Consideration through cash on hand, the net proceeds of the issuance and sale of the Notes, and initial borrowings under the New Term Loan Facilities.

The foregoing description of the Merger Agreement and the Merger is not intended to be complete and is qualified in its entirety by reference to the Original Agreement and Amendment No.1, which were filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2014 and September 5, 2014, respectively, and which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Merger, pursuant to the terms of the Merger Agreement, Howard R. Levine, formerly the Chairman of the board and Chief Executive Officer of Family Dollar, was appointed to the Company’s board of directors (the “Board”) effective as of the Effective Time.

Mr. Levine served as a director of Family Dollar from 1997 through the closing of the Merger. He was employed by Family Dollar in various capacities in the merchandising department of Family from 1981 to 1987. From 1988 to 1992, Mr. Levine was President of Best Price Clothing Stores, Inc., a chain of ladies’ apparel stores. From 1992 to April 1996, he was self-employed as an investment manager. He rejoined Family Dollar in April 1996, and was appointed Vice President-General Merchandise Manager: Softlines in April 1996; Senior Vice President-Merchandising and Advertising in September 1996; President and Chief Operating Officer in April 1997; Chief Executive Officer in August 1998; and Chairman of the board of directors of Family Dollar in January 2003.

In connection with the Merger Agreement, on July 27, 2014, the Company, Family Dollar and Mr. Levine entered into a retention letter (the “Retention Letter”) that, contingent on the occurrence of the Effective Time, amends Mr. Levine’s existing employment agreement with Family Dollar, dated as of December 28, 2012 (the “Employment Agreement”).

The Retention Letter provides that, following the Effective Time, Mr. Levine will continue to serve as the Chief Executive Officer of Family Dollar, reporting directly to the Chief Executive Officer of the Company.   Pursuant to the Retention Letter, following the Effective Time, Mr. Levine will (a) receive an annual base salary of at least $1,150,000, (b) receive an annual target incentive opportunity under the terms of the Company’s

Management Incentive Compensation Plan of at least 100% of his annual base salary, which will be based in part on performance measures related to Family Dollar, (c) receive, for periods of his employment following August 31, 2015, an annual long-term performance plan grant with a target opportunity of $600,000 and an annual restricted stock unit performance based grant of $2,000,000 (with the first such grants to be made no later than the Company’s regular 2016 grant cycle) and (d) be eligible to participate in the other compensation and employee benefit plans applicable to similarly situated executives of the Company. The Company also agreed that it will, following the Effective Time, reimburse reasonable legal fees incurred by Mr. Levine in connection with the negotiation of the retention letter, up to a maximum of $45,000.

Additionally, Mr. Levine has agreed to waive his right to terminate his employment for good reason under his Employment Agreement based on certain changes to his position as a result of the Merger for the period between the Effective Time until the second anniversary thereof (the “Second Anniversary”). However, pursuant to the Retention Letter, Mr. Levine is still entitled to receive the change in control severance benefits provided under his Employment Agreement and all then outstanding unvested equity awards that were granted to Mr. Levine prior to the Effective Time would vest in full if his employment is terminated by Family Dollar without cause, by him under the clauses of his “Good Reason” definition that he did not waive (including a material breach of Family Dollar’s obligations under the Retention Letter and his ceasing to serve on the Board due to the Company’s failure to nominate him) or by reason of his death or disability during such two-year period.

Mr. Levine has also agreed to waive certain other rights under the Employment Agreement, including a reimbursement for taxes under Section 409A of the Internal Revenue Code, and has agreed that the Employment Agreement will terminate immediately following the Second Anniversary (except in respect of the restrictive covenants contained therein). In consideration for the foregoing, Mr. Levine will be entitled to the change-in-control severance benefits and equity award acceleration described above upon any termination of employment at or following the Second Anniversary, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his Employment Agreement.

The Retention Letter also provides that, during the 30-month period following the Effective Time, Mr. Levine will not sell, pledge or transfer in any way any shares of common stock of the Company received in the Merger (subject to certain exceptions for corporate transactions approved by the Board and philanthropic or estate planning purposes). Notwithstanding the foregoing, however, on the first anniversary of the Effective Time and on each six-month anniversary thereafter, 25% of the shares of common stock of the Company held by Mr. Levine as of the Effective Time shall cease to be subject to the transfer restrictions described in the previous sentence.

The foregoing description of the Retention Letter is not intended to be complete and is qualified in its entirety by reference to the Retention Letter that is attached hereto as Exhibit 10.1 and incorporated herein by reference.  In addition, the Employment Agreement is attached hereto as Exhibit 10.2.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of Mr. Levine to the Board pursuant to the terms of the Merger Agreement, the Board amended the Company’s Bylaws, effective as of the Effective Time, to expand the size of the Board by one (1) director, from eleven (11) directors to twelve (12) directors.  The Bylaws of the Company, as amended, are filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On July 6, 2015, the Company issued a press release announcing the completion of the Merger, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of Family Dollar as of August 30, 2014 and August 31, 2013, and the related audited consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended August 30, 2014, and the accompanying notes thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited consolidated balance sheets of Family Dollar as of May 30, 2015 and August 30, 2014, and the related unaudited consolidated statements of income and comprehensive income, and cash flows for the nine-month periods ended May 30, 2015 and May 31, 2014, and the accompanying notes thereto, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 27, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Dollar Tree, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014)

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 4, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Dollar Tree, Inc.’s Current Report on Form 8-K filed with the SEC on September 5, 2014)

3.1	Bylaws of the Dollar Tree, Inc., as amended

4.1

First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020

4.2

First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023

4.3

Joinder by the Guarantors party thereto, dated as of July 6, 2015, to the Registration Rights Agreement, dated as of February 23, 2015, by and among Dollar Tree, Inc., Family Tree Escrow, LLC and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 5.250% senior notes due 2020

4.4

Joinder by the Guarantors party thereto, dated as of July 6, 2015, to the Registration Rights Agreement, dated as of February 23, 2015, by and among Dollar Tree, Inc., Family Tree Escrow, LLC and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 5.750% senior notes due 2023

10.1	Retention Letter, dated as of July 27, 2014, among Dollar Tree, Inc., Family Dollar Stores, Inc. and Howard R. Levine

10.2	Employment Agreement, dated as of December 28, 2012, between Family Dollar Stores, Inc. and Howard R. Levine

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release, dated July 6, 2015

99.2

Audited consolidated balance sheets of Family Dollar Stores, Inc. as of August 30, 2014 and August 31, 2013, and the related consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for each of the years in the three-year period ended August 30, 2014, as well as the accompanying notes thereto

99.3

The unaudited consolidated balance sheet of Family Dollar Stores, Inc. as of May 30, 2015, and the unaudited consolidated statements of income and comprehensive income, and cash flows for the nine-month periods ended May 30, 2015 and May 31, 2014, and the accompanying notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.
(Registrant)

Date: July 7, 2015	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 27, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Dollar Tree, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014)

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 4, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Dollar Tree, Inc.’s Current Report on Form 8-K filed with the SEC on September 5, 2014)

3.1	Bylaws of the Dollar Tree, Inc., as amended

4.1

First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020

4.2

First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023

4.3

Joinder by the Guarantors party thereto, dated as of July 6, 2015, to the Registration Rights Agreement, dated as of February 23, 2015, by and among Dollar Tree, Inc., Family Tree Escrow, LLC and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 5.250% senior notes due 2020

4.4

Joinder by the Guarantors party thereto, dated as of July 6, 2015, to the Registration Rights Agreement, dated as of February 23, 2015, by and among Dollar Tree, Inc., Family Tree Escrow, LLC and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 5.750% senior notes due 2023

10.1	Retention Letter, dated as of July 27, 2014, among Dollar Tree, Inc., Family Dollar Stores, Inc. and Howard R. Levine

10.2	Employment Agreement, dated as of December 28, 2012, between Family Dollar Stores, Inc. and Howard R. Levine

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release, dated July 6, 2015

99.2

Audited consolidated balance sheets of Family Dollar Stores, Inc. as of August 30, 2014 and August 31, 2013, and the related consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for each of the years in the three-year period ended August 30, 2014, as well as the accompanying notes thereto

99.3

The unaudited consolidated balance sheet of Family Dollar Stores, Inc. as of May 30, 2015, and the unaudited consolidated statements of income and comprehensive income, and cash flows for the nine-month periods ended May 30, 2015 and May 31, 2014, and the accompanying notes thereto